Exhibit 2.1

REORGANIZATION AGREEMENT

This Reorganization Agreement (this “Agreement”), dated as of May 10, 2012, is made by and among Bleach Group, Inc., a Delaware corporation (“Parent”), Bleach Pty Limited, ACN 095 987 214, an Australian company limited by shares (“Bleach Australia”), Grand Corporate Limited, a British Virgin Islands company (“Grand Corporate”), Jesse Faen (“Faen”), Layabi Pty Limited, ACN 050 102 460, an Australian company limited by shares (“Layabi”), Layabitoo Pty Limited, ACN 108 043 518, an Australian company limited by shares (“Layabitoo”),  Royalty and Heroism Pty Limited, ACN 134 268 796, as trustee for the Royalty and Heroism Trust (“R&H”), Clear Agencies Pty Limited, ACN 088 490 528, an Australian company limited by shares (“Clear Agencies”), MAD Industries Limited, Company Number 996424, a Hong Kong incorporated company  (“Mad Industries”), Kauai Pty Limited, ACN 111 535 963, an Australian company limited by shares (“Kauai”), and Naturally N Pty Limited, ACN 145 360 121, an Australian company limited by shares (“Naturally N”). Grand Corporate, Layabi, Layabitoo, R&H, Clear Agencies, Mad Industries, Kauai and Naturally N are collectively referred to herein as the “Founders.”  Parent, Bleach Australia, Grand Corporate, Faen and the Founders are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, as of the date hereof and as of the Closing, each of the Founders owns such number of equity interests of each of Hombeck Trading Limited, a British Virgin Islands international business company (“Hombeck”), Bleach Australia, Ksubi Pty Limited, ACN 140 672 797, an Australian company limited by shares (“Ksubi”), and Something Else By Natalie Wood Pty Limited, ACN 145 987 499, an Australian company limited by shares (“Something Else”), as set forth on Exhibit A attached hereto, which collectively represent all of the outstanding equity interests of Hombeck, Bleach Australia, Ksubi and Something Else (“Equity Interests”).

WHEREAS, Parent was formed to acquire the Equity Interests in contemplation of Parent’s initial public offering in the United States.

WHEREAS, in furtherance of the foregoing recital, the Founders desire to directly or indirectly transfer to Parent, and Parent desires to directly or indirectly acquire, Equity Interests on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
TERMS OF TRANSFERS

Section 1.01          Transfers of Equity. Subject to the terms of this Agreement, the Parties agree as follows:

(a)           Grand Corporate hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Grand Corporate in Hombeck, Bleach Australia and Ksubi and Grand Corporate hereby conveys, transfers, assigns and delivers to Bleach Australia, and Bleach Australia hereby accepts, all of the equity interests owned by Grand Corporate in Something Else;

(b)           Layabi hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Layabi in Hombeck and Bleach Australia;

(c)           Layabitoo hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Layabitoo in Ksubi and Layabitoo hereby conveys, transfers, assigns and delivers to Bleach Australia, and Bleach Australia hereby accepts, all of the equity interests owned by Layabitoo in Something Else;

(d)           R&H hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by R&H in Bleach Australia;

(e)           Clear Agencies hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Clear Agencies in Hombeck and Bleach Australia;

(f)            Mad Industries hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Mad Industries in Ksubi and Mad Industries hereby conveys, transfers, assigns and delivers to Bleach Australia, and Bleach Australia hereby accepts, all of the equity interests owned by Mad Industries in Something Else;

(g)           Kauai hereby conveys, transfers, assigns and delivers to Parent, and Parent hereby accepts, all of the equity interests owned by Kauai in Ksubi;

(h)           Naturally N hereby conveys, transfers, assigns and delivers to Bleach Australia, and Bleach Australia hereby accepts, all of the equity interests owned by Naturally N in Something Else; and

(i)            Faen hereby conveys, transfers, assigns and delivers to Hombeck all of the equity interests owned by Faen in Bleach USA, Inc., which equity interests constitute 10% of the outstanding equity interests of Bleach USA, Inc.

Section 1.02          Consideration. As consideration for the transactions contemplated by Section 1.01 above, Parent hereby issues and delivers to each person specified in Exhibit B attached hereto (“Specified Party”), and each Specified Party hereby accepts, such number of shares of common stock of Parent as set forth in Exhibit B attached hereto (with respect to each Specified Party, its “Acquired Shares”).

Section 1.03          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on July 1, 2012.

Section 1.04          Closing Deliveries.

(a)           Deliveries by the Founders at the Closing.  At the Closing, the Founders shall deliver to Parent:

(i)            with respect to Bleach Australia and Ksubi, share certificates, as applicable, evidencing ownership of the equity interests therein, together with duly executed share transfer forms with respect thereto in registrable form, and

(ii)           with respect to Hombeck, such evidence of title and transfer documents as shall be sufficient to transfer title to all shares in Hombeck to Parent.

(b)           Deliveries by Grand Corporate, Naturally N, Layabitoo and Mad Industries at the Closing.  At the Closing, Grand Corporate, Naturally N, Layabitoo and Mad Industries shall deliver to Bleach Australia share certificate(s) evidencing ownership of their equity interest in Something Else, together with duly executed share transfer forms with respect thereto in registrable form.

(c)           Deliveries by Parent at the Closing.  At the Closing, Parent shall deliver to each Specified Party a stock certificate evidencing such Specified Party’s Acquired Shares.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF GRAND CORPORATE

Grand Corporate hereby represents and warrants to Parent that:

Section 2.01          Organization and Qualification. To Grand Corporate’s knowledge, each of Hombeck, Bleach Australia, Ksubi and Something Else is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to carry on its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction it currently transacts business in which the failure  to so qualify or be in good standing would have a material adverse effect on Hombeck, Bleach Australia, Ksubi or Something Else, as applicable. Grand Corporate is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to carry on its business as currently conducted.

Section 2.02          Equity Interests. The equity interests being transferred to Parent and Bleach Australia pursuant to Section 1.01(a) above comprise all of the equity interests owned by Grand Corporate in Hombeck, Bleach Australia, Ksubi and Something Else and each of their respective affiliates and/or subsidiaries.

Section 2.03          Authorization. Grand Corporate has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Grand Corporate. This Agreement has been duly executed and delivered by Grand Corporate and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Grand Corporate in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 2.04          No Conflict. To Grand Corporate’s knowledge, neither the execution, delivery or performance of this Agreement by Grand Corporate nor the consummation by Grand Corporate of the transactions contemplated hereby will violate (i) any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Grand Corporate is subject or (ii) any provision of Grand Corporate’s constating documents.

Section 2.05          Compliance With Laws. To Grand Corporate’s knowledge, each of Hombeck, Bleach Australia, Ksubi and Something Else is in material compliance with all applicable laws (including U.S. and Australian securities laws).

Section 2.06          Title to Assets. To Grand Corporate’s knowledge, each of Hombeck, Bleach Australia, Ksubi and Something Else has good and marketable title to all of its material assets and personal properties.

Section 2.07          Litigation. To Grand Corporate’s knowledge, there is no material litigation or other proceeding pending or threatened against any of Hombeck, Bleach Australia, Ksubi or Something Else.

Section 2.08          Brokers’ Fees. Grand Corporate has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF LAYABI

Layabi hereby represents and warrants to Parent that:

Section 3.01          Organization and Qualification. To Layabi’s knowledge, each of Hombeck and Bleach Australia is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to carry on its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction it currently transacts business in which the failure to so qualify or be in good standing would have a material adverse effect on Hombeck or Bleach Australia, as applicable. Layabi is duly organized, validly existing and in good standing under the laws of Australia and has all requisite power and authority to carry on its business as currently conducted.

Section 3.02          Equity Interests. The equity interests being transferred to Parent pursuant to Section 1.01(b) above comprise all of the equity interests owned by Layabi in Hombeck and Bleach Australia and each of their respective affiliates and/or subsidiaries.

Section 3.03          Authorization. Layabi has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Layabi. This Agreement has been duly executed and delivered by Layabi and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Layabi in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 3.04          No Conflict. To Layabi’s knowledge, neither the execution, delivery or performance of this Agreement by Layabi nor the consummation by Layabi of the transactions contemplated hereby will violate (i) any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Layabi is subject or (ii) any provision of Layabi’s constating documents.

Section 3.05          Compliance With Laws. To Layabi’s knowledge, each of Hombeck and Bleach Australia is in material compliance with all applicable laws (including U.S. and Australian securities laws).

Section 3.06          Title to Assets. To Layabi’s knowledge, each of Hombeck and Bleach Australia has good and marketable title to all of its material assets and personal properties.

Section 3.07          Litigation. To Layabi’s knowledge, there is no material litigation or other proceeding pending or threatened against any of Hombeck or Bleach Australia.

Section 3.08          Brokers’ Fees. Layabi has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF LAYABITOO

Layabitoo hereby represents and warrants to Parent that:

Section 4.01          Organization and Qualification. To Layabitoo’s knowledge, each of Ksubi and Something Else is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to carry on its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction it currently transacts business in which the failure to so qualify or be in good standing would have a material adverse effect on Ksubi or Something Else, as applicable. Layabitoo is duly organized, validly existing and in good standing under the laws of Australia and has all requisite power and authority to carry on its business as currently conducted.

Section 4.02          Equity Interests. The equity interests being transferred to Parent and Bleach Australia pursuant to Section 1.01(c) above comprise all of the equity interests owned by Layabitoo in Ksubi and Something Else and each of their respective affiliates and/or subsidiaries.

Section 4.03          Authorization. Layabitoo has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Layabitoo. This Agreement has been duly executed and delivered by Layabitoo and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Layabitoo in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 4.04          No Conflict. To Layabitoo’s knowledge, neither the execution, delivery or performance of this Agreement by Layabitoo nor the consummation by Layabitoo of the transactions contemplated hereby will violate (i) any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Layabitoo is subject or (ii) any provision of  Layabitoo’s constating documents.

Section 4.05          Compliance With Laws. To Layabitoo’s knowledge, each of Ksubi and Something Else is in material compliance with all applicable laws (including U.S. and Australian securities laws).

Section 4.06          Title to Assets. To Layabitoo’s knowledge, each of Ksubi and Something Else has good and marketable title to all of its material assets and personal properties.

Section 4.07          Litigation. To Layabitoo’s knowledge, there is no material litigation or other proceeding pending or threatened against any of Ksubi or Something Else.

Section 4.08          Brokers’ Fees. Layabitoo has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF R&H

R&H hereby represents and warrants to Parent that:

Section 5.01          Authorization. R&H has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of R&H. This Agreement has been duly executed and delivered by R&H and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against R&H in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

The Parties acknowledge that R&H enters into this Agreement in its capacity as trustee for the Royalty and Heroism Trust and in no other capacity and all representations, warranties and undertakings provided by R&H under this Agreement are provided by R&H in that capacity only.

The Parties acknowledge that R&H has not had any active involvement in the management or administration of Bleach Australia.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF CLEAR AGENCIES

Clear Agencies hereby represents and warrants to Parent that:

Section 6.01          Authorization. Clear Agencies has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Clear Agencies. This Agreement has been duly executed and delivered by Clear Agencies and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Clear Agencies in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

The Parties acknowledge that Clear Agencies has not had any active involvement in the management or administration of Hombeck and Bleach Australia.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF MAD INDUSTRIES

Mad Industries hereby represents and warrants to Parent that:

Section 7.01          Authorization. Mad Industries has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Mad Industries. This Agreement has been duly executed and delivered by Mad Industries and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Mad Industries in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

The Parties acknowledge that Mad Industries has not had any active involvement in the management or administration of Ksubi and Something Else.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES OF KAUAI

Kauai hereby represents and warrants to Parent that:

Section 8.01          Organization and Qualification. To Kauai’s knowledge, Ksubi is duly organized, validly existing and in good standing under the laws Australia, has all requisite power and authority to carry on its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction  it currently transacts business in which the failure to so qualify  or be in good standing would have a material adverse effect on Ksubi.

Section 8.02          Equity Interests. The equity interests being transferred to Parent pursuant to Section 1.01(g) above comprise all of the equity interests owned by Kauai in Ksubi and any of its affiliates and/or subsidiaries.

Section 8.03          Capacity. Kauai has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Kauai and, upon due execution and delivery by the other Parties, constitutes his legal, valid and binding obligation, enforceable against Kauai in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 8.04          No Conflict. To Kauai’s knowledge, neither the execution, delivery or performance of this Agreement by Kauai nor the consummation by Kauai of the transactions contemplated hereby will violate any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Kauai is subject.

Section 8.05          Compliance With Laws. To Kauai’s knowledge, Ksubi is in material compliance with all applicable laws (including U.S. and Australian securities laws).

Section 8.06          Title to Assets. To Kauai’s knowledge, Ksubi has good and marketable title to all of its material assets and personal properties.

Section 8.07          Litigation. To Kauai’s knowledge, there is no material litigation or other proceeding pending or threatened against Ksubi.

Section 8.08          Brokers’ Fees. Kauai has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE IX.

REPRESENTATIONS AND WARRANTIES OF NATURALLY N

Naturally N hereby represents and warrants to Parent that:

Section 9.01          Capacity. Naturally N has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This

Agreement has been duly executed and delivered by Naturally N and, upon due execution and delivery by the other Parties, constitutes her legal, valid and binding obligation, enforceable against Naturally N in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

The Parties acknowledge that Naturally N has not had any active involvement to the management or administration of Something Else.

Section 9.02          Good Title.  With respect to the equity interests in Something Else, Naturally N transfers legal and beneficial ownership to Bleach Australia free and clear of all encumbrances and third party rights.

ARTICLE X.

REPRESENTATIONS AND WARRANTIES OF BLEACH AUSTRALIA

Bleach Australia hereby represents and warrants to the Founders, the Specified Parties and Parent that:

Section 10.01       Organization and Qualification. Bleach Australia is duly organized, validly existing and in good standing under the laws of Australia and has all requisite power and authority to carry on its business as currently conducted.

Section 10.02       Authorization. Bleach Australia has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Bleach Australia. This Agreement has been duly executed and delivered by Bleach Australia and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Bleach Australia in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 10.03       No Conflict. To Bleach Australia’s knowledge, neither the execution, delivery or performance of this Agreement by Bleach Australia nor the consummation by Bleach Australia of the transactions contemplated hereby will violate (i) any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Bleach Australia is subject or (ii) any provision of Bleach Australia’s constating documents.

Section 10.04       Brokers’ Fees. Bleach Australia has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE XI.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Founders and the Specified Parties that:

Section 11.01       Organization and Qualification. Parent is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its business as currently conducted.

Section 11.02       Authorization. Parent has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, upon due execution and delivery by the other Parties, constitutes its legal, valid and binding obligation, enforceable against Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforceability of creditors’ rights in general or by general principles of equity.

Section 11.03       No Conflict. To Parent’s knowledge, neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby will violate (i) any law (including applicable U.S. and Australian securities laws), permit or order of any governmental authority or court to which Parent is subject or (ii) any provision of Parent’s constating documents.

Section 11.04       Brokers’ Fees. Parent has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 11.05       Investment Intent.  Parent is acquiring the equity interests of Hombeck, Bleach Australia and Ksubi for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Parent has no present intention of selling, granting any participation in, or otherwise distributing the same.  Parent further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity with respect to, any of such equity interests.

Section 11.06       Speculative Nature of Investment; Investment Experience.  Parent understands and acknowledges that an investment in Hombeck, Bleach Australia and Ksubi is highly speculative and involves substantial risks.  Parent has sufficient knowledge and experience in financial and business matters to evaluate the risks and merits of its investment in Hombeck, Bleach Australia and Ksubi and can bear the economic risk of such investment and is able, without impairing its financial condition, to hold the equity interests of such entities for an indefinite period of time and to suffer a complete loss of the value of such investment.

Section 11.07       Access to Information.  Parent has had an opportunity to ask questions of, and receive answers from, the officers of Hombeck, Bleach Australia and Ksubi concerning this Agreement and the transactions contemplated hereby, as well as such entities’ business, management and financial affairs, which questions were answered to its satisfaction.  Parent believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the equity interests of such entities.  Parent understands that such discussions, as well as any information issued by such entities, were intended to describe certain aspects of their business and prospects, but were not necessarily a thorough or exhaustive description.  Parent acknowledges that any business plans prepared by such entities have been, and will continue to be, subject to changes and that any projections included in such business plans or otherwise are necessarily speculative in nature, and that it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  Parent also acknowledges that it is not relying on any statements or representations of such entities or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

Section 11.08       No Public Market.  Parent understands and acknowledges that no public market currently exists for any of the equity interests of Hombeck, Bleach Australia and Ksubi and that such entities have made no assurances that a public market will ever exist for such equity interests.

Section 11.09       General Solicitation. Parent is not acquiring the equity interests of Hombeck, Bleach Australia and Ksubi as a result of any advertisement, article, notice or other communications regarding such equity interests published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

ARTICLE XII.
ADDITIONAL FOUNDER AND SPECIFIED PARTY REPRESENTATIONS AND WARRANTIES

Each Specified Party hereby severally but not jointly represents and warrants to Parent that:

Section 12.01       No Registration.  Such Specified Party understands that the Acquired Shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Specified Party’s representations as expressed herein or otherwise made pursuant hereto.

Section 12.02       Investment Intent.  Such Specified Party is acquiring the Acquired Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Specified Party has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Specified Party further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Acquired Shares.

Section 12.03       Speculative Nature of Investment; Investment Experience.  Such Specified Party understands and acknowledges that Parent has a limited financial and operating history and that an investment in Parent is highly speculative and involves substantial risks.  Such Specified Party has sufficient knowledge and experience in financial and business matters to evaluate the risks and merits of its investment in Parent and can bear the economic risk of such Specified Party’s investment and is able, without impairing such Specified Party’s financial condition, to hold the Acquired Shares for an indefinite period of time and to suffer a complete loss of the value of such Investor’s investment.

Section 12.04       Access to Information.  Such Specified Party has had an opportunity to ask questions of, and receive answers from, the officers of Parent concerning this Agreement and the transactions contemplated hereby, as well as Parent’s business, management and financial affairs, which questions were answered to its satisfaction.  Such Specified Party believes that it has received all the information such Specified Party considers necessary or appropriate for deciding whether to acquire the Acquired Shares.  Such Specified Party understands that such discussions, as well as any information issued by Parent, were intended to describe certain aspects of the Parent’s business and prospects, but were not necessarily a thorough or exhaustive description.  Such Specified Party acknowledges that any business plans prepared by Specified Party have been, and will continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and that it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  Such Specified Party also acknowledges that it is not relying on any statements or representations of Parent or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

Section 12.05       No Public Market.  Such Specified Party understands and acknowledges that no public market currently exists for any of the securities issued by Parent and that Parent has made no assurances that a public market will ever exist for the Parent’s securities.

Section 12.06       General Solicitation. Such Specified Party is not acquiring the Acquired Shares as a result of any advertisement, article, notice or other communication regarding the Acquired Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

Section 12.07       Good Title. Each Founder hereby severally but not jointly further represents and warrants to Parent that, with respect to the equity interests in Bleach Australia, Ksubi, Hombeck and Something Else, as applicable, each relevant Founder transfers legal and beneficial ownership to Parent free and clear of all encumbrances and third party rights.

ARTICLE XIII.

INDEMNIFICATION

Section 13.01       Indemnification.  Each Party shall indemnify and hold harmless the other Parties from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys’ fees, any and all reasonable expenses incurred in enforcing this indemnity and in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed on or incurred or suffered by such Parties, directly or indirectly, as a result of or arising from any of the following: (a) any breach of any representation or warranty made by such Party in this Agreement; or (b) any breach of any covenant or agreement of such Party under this Agreement.

ARTICLE XIV.
MISCELLANEOUS

Section 14.01       Further Assurances. Each Party shall each execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

Section 14.02       Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns and none of the Parties shall assign this Agreement or any of its interests, rights or obligations hereunder to any other person without the prior written consent of the other Parties.

Section 14.03       No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 14.04       Amendment; Waiver. No amendment of this Agreement will be effective unless it is in writing and signed by each Party. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver or satisfaction of any other provision of this Agreement.

Section 14.05       Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, USA, excluding any conflict of laws rules or principles that would refer the governance or the construction of this Agreement to the laws of another jurisdiction.

Section 14.06       Entire Agreement. This Agreement and the other documents, instruments and other agreements specifically referred to in this Agreement or those documents or delivered under this Agreement or those documents constitute the final agreement between the Parties and are the complete and exclusive expression of the Parties’ agreement on the subject matter of this Agreement. This Agreement supersedes all prior oral or written agreements or policies relating to the subject matter of this Agreement.

Section 14.07       Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement or the application of that provision to any persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable will not be affected by that unenforceability and will be enforceable to the full extent permitted by law.

Section 14.08       Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 14.09       Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Signature pages to this Agreement may be delivered by facsimile or other electronic form of transfer.

Section 14.10       Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 14.11       Interpretation. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include all genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be modified by the words “without limitation.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

BLEACH GROUP, INC.

By:	/s/ Mark Byers
	Name	Mark Byers
	Title:	Director / President

BLEACH PTY LIMITED

By:	/s/ Mark Byers
	Name:	Mark Byers
	Title:	Director

GRAND CORPORATE LTD

By:	/s/ Chin Tat Lam
	Name:	Chin Tat Lam
	Title:	Director

/s/ Jesse Faen
JESSE FAEN

LAYABI PTY LIMITED

By:	/s/ Mark Byers
	Name:	Mark Byers
	Title:	Director

LAYABITOO PTY LIMITED

By:	/s/ Mark Byers
	Name:	Mark Byers
	Title:	Director

NATURALLY N PTY LTD

By:	/s/ Natalie Wood
	Name:	Natalie Wood
	Title:	Director

CLEAR AGENCIES PTY LIMITED

By:	/s/ Andrew Down
	Name:	Andrew Down
	Title:	Director

MAD INDUSTRIES LIMITED

By:	/s/ Andrew Down
	Name:	Andrew Down
	Title:	Director

KAUAI PTY LIMITED

By:	/s/ Henry Hodge
	Name:	Henry Hodge
	Title:	Director

ROYALTY AND HEROISM PTY LTD AS TRUSTEE FOR THE ROYALTY AND HEROISM TRUST

By:	/s/ Kim Elliot
	Name:	Kim Elliot
	Title:	Director

Exhibit A

Equity Interests Being Transferred

	Hombeck Trading Limited	Bleach Pty Limited	Ksubi Pty Limited	Something Else by Natalie Wood Pty Limited
Grand Corporate Ltd	50 shares	50 shares	25 shares	75 shares
Layabi Pty Limited	30 shares	30 shares	N/A	N/A
Clear Agencies Pty Limited	20 shares	10 shares	N/A	N/A
Kauai Pty Limited	N/A	N/A	40 shares	N/A
Naturally N Pty Limited	N/A	N/A	N/A	50 shares
Layabitoo Pty Limited	N/A	N/A	18 shares	45 shares
Royalty & Heroism Pty Limited	N/A	10 shares	N/A	N/A
Mad Industries Limited	N/A	N/A	17 shares	30 shares

Exhibit B

Acquired Shares

Number of Shares of Common Stock
Grand Corporate Ltd	2,422,700
Layabi Pty Limited	1,093,952
Jesse Faen	43,889
Mad Industries Limited	170,281
Kauai Pty Limited	671,883
Naturally N Pty Limited	222,091
Royalty & Heroism Pty Limited	551,729
Layabitoo Pty Limited	410,059
Clear Agencies Pty Limited	413,416